                                 CAYUGA RELEASE

        EMPIRE RESORTS INC. ANNOUNCES RECEIPT OF SIGNED INTENT TO EXTEND
                     CONTRACT BY CAYUGA NATION OF NEW YORK

     (MONTICELLO,  NY - January 3rd 2005) Today Empire  Resorts  Inc.  announced that it has  received  a letter  agreement  from the  Cayuga  Nation of New York stating its intention to extend its existing agreements through June 30th, 2005.
At the same time as it  received  statement  of intent,  the  company has become aware of a press statement that was issued by a purported  spokesperson  for the
Cayuga Nation  asserting that the contract has been allowed to expire.  However, the Cayuga Nation of New York has stated in a letter to the Governor of New York that the above  referenced  press statement was unauthorized and of no force and effect.